EXHIBIT 99.1

Microsemi Reports Second Quarter 2007 Results

IRVINE, Calif., April 26, 2007 (PRIME NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported results for its second quarter of fiscal year 2007.

 * Net Sales for Quarter Set New Record at $106.7 Million
 * Net Sales for Quarter Increased 25.7 Percent over Prior Year Quarter
 * Non-GAAP Gross Margins 50.4 Percent
 * GAAP Gross Margins 39.2 Percent
 * Positive Book-to-Bill Ratio of 1.12 to 1.00 for Second Quarter

Net sales for Microsemi's second quarter, ended April 1, 2007, were $106.7 million, up 25.7 percent from net sales of $84.9 million in the second quarter of 2006, and up 4.3 percent from net sales of $102.3 million in the first quarter of 2007. Non-GAAP gross margin percentage was 50.4 percent, compared to 50.0 percent in the first quarter of 2007 and 51.1 percent in the second quarter of 2006. Non-GAAP operating margins were 22.1 percent in the second quarter compared to 30.7 percent in the second quarter of 2006 and 24.9 percent in the first quarter of 2007. For the second quarter, non-GAAP net income was $16.7 million. This compares to $18.1 million in the first quarter of 2007 and $17.7 million in the second quarter of 2006. The non-GAAP effective tax rate is 33.3 percent. Non-GAAP diluted earnings per share in the second quarter were $0.22 compared to $0.26 in the second quarter of 2006 and $0.25 in the first quarter of 2007.

For the second quarter, GAAP gross margins were 39.2 percent compared to 45.0 percent in the second quarter of 2006 and 43.2 percent in the first quarter of 2007. GAAP results in the second quarter include non-cash, acquisition-related charges and other one-time items consisting of $11.1 million for transitional idle capacity and inventory abandonments, $21.8 million for in-process research and development (IPR&D), $0.7 million for manufacturing profit in acquired inventory, $3.9 million in amortization of acquisition-related intangibles, $1.5 million associated with the insolvency of a minor distributor, $1.0 million related to restructuring and special charges, and $2.7 million related to compensation charges for stock options. Second quarter GAAP net loss was $19.6 million compared to net income of $13.6 million in the second quarter of 2006 and $10.6 million in the first quarter of 2007. GAAP diluted loss per share this quarter was $0.26 compared with GAAP diluted earnings per share of $0.20 and $0.14 for the second quarter of 2006 and the first quarter of 2007, respectively.

Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP income and non-GAAP operating margins exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, IPR&D, gain on disposition of assets and restructuring and other special charges.

James J. Peterson, President and Chief Executive Officer, stated, "We are very pleased that our earnings for the quarter were ahead of analyst estimates. We are well positioned with our new products and see a number of opportunities to introduce existing products into new applications and new markets; and this coupled with what some in the industry characterize as a broad recovery, leads us to believe we should see continued improvement in the coming quarter."

The book-to-bill ratio for the quarter was 1.12 to 1.00.

Business Outlook

Microsemi expects that for the third quarter of fiscal year 2007 our sales will increase between 4 to 6 percent, sequentially. On a non-GAAP basis, we expect earnings for the third quarter of fiscal year 2007 to be $0.23 to $0.25 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets the company serves include implantable medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, and automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1233

Information for 2nd Quarter Earnings Conference Call and Webcast

 Date: Thursday, April 26, 2007
 Time: 4:45 pm Eastern Daylight Time (1:45 pm Pacific Daylight Time)

To access the Webcast, please log on to: www.microsemi.com and go to Investors and then to Webcasts. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 30 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 6440325.

A telephonic replay will be available from 6:00 pm EST (3:00 pm PST) on Thursday, April 26, 2007 through 11:59 pm EST (8:59 pm PST) on Thursday, May 3, 2007. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 6440325.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and all statements about plans or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets including the challenging conditions in our analog / mixed-signal markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs, of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi's future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

                        MICROSEMI CORPORATION
               Unaudited Consolidated Income Statements
               (In thousands, except per share amounts)

                             Quarter ended          Six months ended
                         ---------------------   ---------------------
                          April 1,    April 2,    April 1,    April 2,
                              2007        2006        2007        2006
                         ---------   ---------   ---------   ---------
 NET SALES               $ 106,677   $  84,853   $ 208,966   $ 167,012
 Cost of sales              64,839      46,712     122,970      89,324
                         ---------   ---------   ---------   ---------

 GROSS MARGIN               41,838      38,141      85,996      77,688

 Operating expenses:

 Selling, general and
   administrative           23,246      12,906      41,671      27,293
 Research and
   development              11,116       4,642      19,940       9,719
 Amortization of
   intangible assets         3,895         214       5,898         443
 Restructuring charges         972         520       1,875       1,161
 In-process research
   and development          21,770           -      21,770           -
 (Gain)/loss on dispositions
   of assets                    (3)        (36)         (3)         (2)
                         ---------   ---------   ---------   ---------

 Total operating
   expenses                 60,996      18,246      91,151      38,614
                         ---------   ---------   ---------   ---------

 OPERATING INCOME (LOSS)   (19,158)     19,895      (5,155)     39,074

 Interest and other
   income, net               1,490       1,126       2,953       1,937
                         ---------   ---------   ---------   ---------

 INCOME (LOSS) BEFORE
   INCOME TAXES            (17,668)     21,021      (2,202)     41,011

 Provision for
   income taxes              1,917       7,378       6,789      13,575
                          ---------  ---------   ---------   ---------

 NET INCOME (LOSS)       $ (19,585)  $  13,643   $  (8,991)  $  27,436
                         =========   =========   =========   =========

 Earnings (loss)
   per share

  Basic                  $   (0.26)  $    0.21   $   (0.12)  $    0.42
                         =========   =========   =========   =========
  Diluted               $    (0.26)  $    0.20   $   (0.12)  $    0.40
                         =========   =========   =========   =========

 Common and common equivalent
   shares outstanding:

 Basic                      75,254      65,321      75,404      64,659
 Diluted                    75,254      68,618      75,404      68,083

                       MICROSEMI CORPORATION
         Schedule Reconciling Non-GAAP Income to GAAP Income
              (in thousands, except per share amounts)

                               Quarter ended      Six months ended
                             ------------------  ------------------
                             April 1,  April 2,  April 1,  April 2,
                                 2007      2006      2007      2006
                             --------  --------  --------  --------

 GAAP NET INCOME (LOSS)      $(19,585) $ 13,643  $ (8,991) $ 27,436
                             ========  ========  ========  ========

 The non-GAAP amounts have
  been adjusted to exclude
  the following items:

 Excluded from cost
  of sales
  Transitional idle
   capacity and
   inventory
   abandonments (a)          $ 11,172  $  5,204  $ 18,144  $  6,716
  Manufacturing profit
   in acquired
   inventory (e)                  710        --       710        --
 Excluded from
  operating expenses
  Amortization of
   intangible
   assets (b)                   3,895       214     5,898       443
  Charge for
   acceleration
   of stock
   options (c)                     --    (1,065)       --    (1,065)
  Stock option
   compensation (c)             2,708     1,048     4,293     1,048
  (Gain)/loss on
   disposition of
   assets (a)                      (3)      (36)       (3)       (2)
  In-process research
    and development (d)        21,770        --    21,770        --
  Bad debt (f)                  1,514        --     1,514        --
  Restructuring and
   other special
   charges (a)                    972       820     1,875     2,290
                             --------  --------  --------  --------
                               42,738     6,185    54,201     9,430
 Income tax effect on
  non-GAAP adjustments          6,431     2,171    10,365     3,177
                             --------  --------  --------  --------
 Net effect of
  adjustments to GAAP
  net income                 $ 36,307  $  4,014  $ 43,836  $  6,253
                             ========  ========  ========  ========

 NON-GAAP NET INCOME         $ 16,722  $ 17,657  $ 34,845  $ 33,689
                             ========  ========  ========  ========

 (a) -- (f)  Please refer to corresponding footnotes below.

                   MICROSEMI CORPORATION
      Schedule Reconciling Reported Financial Ratios

                                        Quarter ended
                        --------------------------------------------
                            April 1,    December 31,        April 2,
                                2007            2006            2006
                        ------------    ------------    ------------

 GAAP gross
  margin                39.2 percent    43.2 percent    45.0 percent
 Effect of
  reconciling
  items on
  gross margin          11.2 percent     6.8 percent     6.1 percent
 Non-GAAP
  gross margin          50.4 percent    50.0 percent    51.1 percent

 GAAP operating
  margin               (18.0 percent)   13.7 percent    23.5 percent
 Effect of
  reconciling
  items on
  operating margin      40.1 percent    11.2 percent     7.2 percent
 Non-GAAP
  operating margin      22.1 percent    24.9 percent    30.7 percent

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) The restructuring activities involve the closure and consolidation of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations.
     Transitional idle capacity relates to unused manufacturing capacity and non-productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are completed.  Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location.  Loss on disposition of assets results from abandonment of non-productive assets in accordance with a restructuring plan.  Restructuring and other special charges includes severance and other costs related to
     facilities in the process of closing or already closed.   Management
     excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (b) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
     Company's operations, management does not view this expense as reflective of the business' current performance.

 (c) Stock option compensation in connection with the SFAS123R has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (d) In-process research and development has been excluded to facilitate the comparability of expenses between periods.  In addition, management does not include IPR&D, a one-time acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (e) Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired in the PowerDsine transaction to its fair value.  As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margins.  The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margins between periods.  In addition, management excludes the impact of
     manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at
     PowerDsine.  Manufacturing profit in acquired inventory from the
     PowerDsine acquisition will not materially impact gross margins beyond the second quarter of fiscal year 2007.

 (f) Bad debt represents write off of accounts receivable from a minor distributor.  This amount is excluded from our GAAP results because it is highly unusual and has never happened before.

                         MICROSEMI CORPORATION
                 Selected Non-GAAP Financial Information
               (in thousands except for per share amounts)

                            Quarter ended          Six months ended
                       ----------------------- -----------------------
                          April 1,    April 2,    April 1,    April 2,
                              2007        2006        2007        2006
                         ---------   ---------   ---------   ---------
 GAAP gross margin       $  41,838   $  38,141   $  85,996   $  77,688
   Transitional idle
     capacity and
     inventory
     abandonments (a)       11,172       5,204      18,144       6,716
   Manufacturing profit
     in acquired
     inventory (e)             710           -         710           -
                         ---------   ---------   ---------   ---------
 Non-GAAP gross margin   $  53,720   $  43,345   $ 104,850   $  84,404
                         ---------   ---------   ---------   ---------

 GAAP operating expenses $  60,996   $  18,246   $  91,151   $  38,614
   Amortization of
     intangible
     assets (b)             (3,895)       (214)     (5,898)       (443)
   Charge for acceleration
     of stock options (c)        -       1,065           -       1,065
   Stock option
     compensation (c)       (2,708)     (1,048)     (4,293)     (1,048)
   Gain/(loss) on
     disposition of
     assets (a)                  3          36           3           2
   In-process research
     and development       (21,770)          -     (21,770)          -
   Bad debt (f)             (1,514)          -      (1,514)          -
   Restructuring and
     other special
     charges (a)              (972)       (820)     (1,875)     (2,290)
                         ---------   ---------   ---------   ---------
 Non-GAAP operating
   expenses              $  30,140   $  17,265   $  55,804   $  35,900
                         ---------   ---------   ---------   ---------
 GAAP operating income
     (loss)              $ (19,158)  $  19,895   $  (5,155)  $  39,074
   Transitional idle
     capacity and
     inventory
     abandonments (a)       11,172       5,204      18,144       6,716
   Manufacturing profit
     in acquired
     inventory (e)             710           -         710           -
   Amortization of
     intangible assets (b)   3,895         214       5,898         443
   Charge for acceleration
     of stock options (c)        -      (1,065)          -      (1,065)
   Stock option
     compensation (c)        2,708       1,048       4,293       1,048
   (Gain)/loss on
     disposition
     of assets (a)              (3)        (36)         (3)         (2)
   In-process research
     and development        21,770           -      21,770           -
   Bad debt (f)              1,514           -       1,514           -
   Restructuring and
     other special
     charges (a)               972         820       1,875       2,290
                         ---------   ---------   ---------   ---------

 Non-GAAP operating
   income                $  23,580   $  26,080   $  49,046   $  48,504
                         ---------   ---------   ---------   ---------

 GAAP income (loss)
   before taxes          $ (17,668)  $  21,021   $  (2,202)  $  41,011
   Transitional idle
     capacity and
     inventory
     abandonments (a)       11,172       5,204      18,144       6,716
   Manufacturing profit
     in acquired
     inventory (e)             710           -         710           -
   Amortization of
     intangible assets (b)   3,895         214       5,898         443
   Charge for acceleration
     of stock options (c)        -      (1,065)          -      (1,065)
   Stock option
     compensation (c)        2,708       1,048       4,293       1,048
   (Gain)/loss on
     disposition
     of assets (a)              (3)        (36)         (3)         (2)
   In-process research
     and development        21,770           -      21,770           -
   Bad debt (f)              1,514           -       1,514           -
   Restructuring and
     other special
     charges (a)               972         820       1,875       2,290
                         ---------   ---------   ---------   ---------
 Non-GAAP income before
   taxes                 $  25,070   $  27,206   $  51,999   $  50,441
                         ---------   ---------   ---------   ---------

 GAAP net income (loss)  $ (19,585)  $  13,643   $  (8,991)  $  27,436
   Transitional idle
     capacity and
     inventory
     abandonments (a)       11,172       5,204      18,144       6,716
   Manufacturing profit
     in acquired
     inventory (e)             710           -         710           -
   Amortization of
     intangible assets (b)   3,895         214       5,898         443
   Charge for acceleration
     of stock options (c)        -      (1,065)          -      (1,065)
   Stock option
     compensation (c)        2,708       1,048       4,293       1,048
   (Gain)/loss on
     disposition
     of assets (a)              (3)        (36)         (3)         (2)
   In-process research
     and development        21,770           -      21,770           -
   Bad debt (f)              1,514           -       1,514           -
   Restructuring and
     other special
     charges (a)               972         820       1,875       2,290
   Income tax effect
     on non-GAAP
     adjustments            (6,431)     (2,171)    (10,365)     (3,177)
                          ---------   ---------  ---------   ---------

 Non-GAAP net income     $  16,722   $  17,657   $  34,845   $  33,689
                         ---------   ---------   ---------   ---------

 GAAP diluted earnings
   (loss) per share      $   (0.26)  $    0.20   $   (0.12)  $    0.40
   Impact of non-GAAP
     adjustments on
     diluted earnings
     per share           $    0.48   $    0.06   $    0.57   $    0.12
                         ---------   ---------   ---------   ---------
 Non-GAAP diluted
   earnings per share    $    0.22   $    0.26   $    0.45   $    0.52
                         ---------   ---------   ---------   ---------

 (a)--(f) Please refer to corresponding footnotes above.

                         MICROSEMI CORPORATION
             Condensed Unaudited Consolidated Balance Sheets
                             (in thousands)

                                             April 1,     October 1,
                                              2007          2006
                                            ---------     ---------
 ASSETS

  Current Assets:

    Cash and cash equivalents               $ 72,188      $165,415
    Accounts receivable, net                  74,828        70,260
    Inventories                              104,833        88,643
    Deferred income taxes                     13,872        13,482
    Other current assets                      14,830         8,223
                                            --------      --------
  Total current assets                       280,551       346,023

   Property and equipment, net                69,489        65,018
   Deferred income taxes                         553            --
   Goodwill                                  177,134        51,546
   Other intangible assets, net               65,185        45,253
   Long-term investment                       33,937            --
   Other assets                                6,825         2,150
                                            --------      --------

 TOTAL ASSETS                               $633,674      $509,990
                                            ========      ========

 LIABILITIES AND
  SHAREHOLDERS' EQUITY

   Current liabilities                      $ 58,232      $ 51,988
   Long-term liabilities                      42,611         4,875
   Shareholders' equity                      532,831       453,127
                                            --------      --------

 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                      $633,674      $509,990
                                            ========      ========

CONTACT:  Microsemi Corporation
          FINANCIAL CONTACT:
          David R. Sonksen, Executive Vice President and CFO
            (949) 221-7101
          EDITORIAL CONTACT:
          Cliff Silver, Manager, Corporate Communications
            (949) 221-7112